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                                                                     EXHIBIT 5.1
                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                www.haledorr.com
                       60 STATE STREET O BOSTON, MA 02109
                        617-526-6000 O FAX 617-526-5000


                                                              May 16, 2000



Aspect Medical Systems, Inc.
141 Needham Street
Newton, Massachusetts 02464

       Re:  Amended and Restated 1991 Stock Option Plan
            1998 Stock Incentive Plan
            1998 Director Stock Option Plan
            Restated 1999 Employee Stock Purchase Plan
            -------------------------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 6,860,000 shares of common stock, $0.01 par value per share (the "Shares"), of Aspect Medical Systems, Inc., a Delaware corporation (the "Company"), issuable under the Company's Amended and Restated 1991 Stock Option Plan, 1998 Stock Incentive Plan, 1998 Director Stock Option Plan and Restated 1999 Employee Stock Purchase Plan (collectively, the "Plans").

     We have examined the Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     We assume that the appropriate action will be taken, prior the offer and sale of the shares in accordance with the Plans, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

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BOSTON              WASHINGTON, DC               NEW YORK                    RESTON                LONDON*
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         Hale and Dorr LLP Includes Professional Corporations  *an independent joint venture law firm
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Aspect Medical Systems, Inc.
May 16, 2000
Page 2



     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plans, as described in the Registration Statement, and such Shares, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                      Very truly yours,

                                      /s/ Hale and Dorr LLP

                                      HALE AND DORR LLP